PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant /x /
Filed by a Party other than the Registrant  /  /

     Check the appropriate box:
/  / Preliminary Proxy Statement
/x / Definitive Proxy Statement
/  / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

      MAXXAM Inc.
- - -------------------------------------------------
(Name of Registrant as Specified In Its Charter)

      MAXXAM Inc.
- - -------------------------------------------------
(Name of Person(s) Filing Proxy Statement)

     Payment of Filing Fee (Check the appropriate box):
/x / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-
      6(j)(2).
/  / $500 per each party to the controversy pursuant to Exchange Act Rule
      14a-6(i)(3).
/  / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
      11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: -/

          ---------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------

    Set forth the amount on which the filing fee is calculated and state how it was determined.
/  / Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          -----------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          -----------------------------------------------------
     (3)  Filing Party:

          ------------------------------------------------------
     (4)  Date Filed:

          ------------------------------------------------------

                               [MAXXAM Logo]


                                                       April 25, 1995







To Our Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of MAXXAM Inc. to be held at 10:00 a.m. on Wednesday, May 17, 1995, at the Westchase Hilton Hotel, 9999 Westheimer Road, Houston, Texas.

     Although you may presently plan to attend the Annual Meeting, we urge you to indicate your approval in the spaces provided on the enclosed proxy card by voting "FOR" the election of the directors named in the attached proxy statement. Please then date, sign and promptly return the proxy card in the enclosed envelope. If you are a stockholder of record and attend the Annual Meeting, as we hope you will, you may vote in person even if you have previously mailed a proxy card.

     We look forward to seeing as many of you as possible at the Annual
Meeting.



                         /s/Charles E. Hurwitz

                         CHARLES E. HURWITZ
                         Chairman of the Board,
                         President and Chief Executive
                         Officer

                                MAXXAM INC.
                        5847 SAN FELIPE, SUITE 2600
                            HOUSTON, TEXAS 77057


                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD MAY 17, 1995

          The Annual Meeting of Stockholders (the "Annual Meeting") of MAXXAM Inc. (the "Company") will be held at the Westchase Hilton Hotel, 9999 Westheimer Road, Houston, Texas, on Wednesday, May 17, 1995, at 10:00 a.m., local time, for the following purposes:

          1. To elect two (2) directors to serve on the Board of Directors of the Company, one of whom will be elected by the holders of Common Stock, voting separately as a class, to hold office until the 1996 Annual Meeting of Stockholders or until his successor is elected and qualified, and one of whom will be elected by the holders of Common Stock and Class A $.05 Non-Cumulative Participating Convertible Preferred Stock, voting together as a single class, to hold office until the 1998 Annual Meeting of Stockholders or until his successor is elected and qualified; and

          2. To transact such other business as may be properly presented to the Annual Meeting or any adjournments or postponements thereof.

          Stockholders of record as of the close of business on March 31, 1995 are entitled to notice of and to vote at the Annual Meeting. A list of stockholders will be available commencing May 5, 1995, and may be inspected for purposes germane to the Annual Meeting during normal business hours prior to the Annual Meeting at the offices of the Company, 5847 San Felipe, Suite 2600, Houston, Texas.

                                        By Order of the Board of Directors

                                        /s/ Byron L. Wade

                                        BYRON L. WADE
                                        Secretary

April 25, 1995


                                 IMPORTANT

          PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE PROVIDED FOR YOUR CONVENIENCE AND WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. ANY STOCKHOLDER WHO ATTENDS THE ANNUAL MEETING MAY VOTE PERSONALLY ON ALL MATTERS BROUGHT BEFORE THE ANNUAL MEETING AND, IN THAT EVENT, HIS OR HER PROXY WILL NOT BE USED.

                                MAXXAM INC.
                        5847 SAN FELIPE, SUITE 2600
                            HOUSTON, TEXAS 77057


                              PROXY STATEMENT
                                    FOR
                       ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD MAY 17, 1995

          This proxy statement is furnished to stockholders in connection with the solicitation by the Board of Directors of MAXXAM Inc. (the "Company"), a Delaware corporation, of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, May 17, 1995, and any adjournments or postponements thereof, at the time and place and for the purposes set forth in the accompanying notice of Annual Meeting. The principal executive offices of the Company are located at 5847 San Felipe, Suite 2600, Houston, Texas 77057, telephone (713) 975-7600.

          This proxy statement, the accompanying proxy and the Notice of Annual Meeting are being mailed to the stockholders of record as of the close of business on March 31, 1995 (the "Record Date"), commencing on or about April 26, 1995. Only holders of record of the 8,707,591 shares of Common Stock (the "Common Stock") and the 669,112 shares of Class A $.05 Non-Cumulative Participating Convertible Preferred Stock (the "Preferred Stock") of the Company outstanding as of the Record Date are entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote and each share of Preferred Stock is entitled to ten votes on each matter to be voted upon, except that the holders of Common Stock, voting separately as a class, will be entitled to elect one member of the Company's Board of Directors.

          We cordially invite you to attend the Annual Meeting. Whether or not you plan to attend, please complete, date, sign and promptly return your proxy card in the enclosed envelope. You may revoke your proxy at any time prior to its exercise at the Annual Meeting by notice to the Company's Secretary, by filing a later dated proxy or, if you attend the Annual Meeting, by voting your shares of stock in person. Proxies will be voted in accordance with the directions specified thereon or, in the absence of instructions, FOR the election of the nominees to the Board of Directors named in this proxy statement. The presence, in person or by proxy, of the holders of a majority of the shares of the Company's capital stock entitled to vote at the Annual Meeting is required to constitute a quorum for the transaction of business at the Annual Meeting. A plurality of the votes present, in person or by proxy, is necessary for the election of directors. Under applicable Delaware law, abstentions and broker non-votes will have no effect on the outcome of election of directors. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Broker non-votes will be excluded from the number of shares present and entitled to vote thereon, however, broker non-votes will also be treated as "no" votes.


                           ELECTION OF DIRECTORS

          The Company's Restated Certificate of Incorporation currently provides for three classes of directors having staggered terms of office, with directors of each class to be elected by the holders of the Company's Common Stock and Preferred Stock, voting together as a single class, for terms of three years and until their respective successors have been duly elected and qualified. The Company's Restated Certificate of Incorporation also provides that so long as any shares of the Preferred Stock are outstanding, the holders of

Common Stock, voting as a class separately from the holders of any other class or series of stock, shall be entitled to elect, for terms of one year, at each annual meeting, the greater of (i) two directors, or (ii) that number of directors which constitutes 25% of the total number of directors (rounded up to the nearest whole number) to be in office subsequent to such annual meeting.

          Both persons nominated for election to the Board of Directors at the Annual Meeting are currently members of the Board of Directors. One of the nominees, Stanley D. Rosenberg, has been nominated for election by the holders of Common Stock, voting separately as a class, to hold office until the 1996 Annual Meeting of the Stockholders or until his successor shall have been duly elected and qualified. The second nominee, Charles E. Hurwitz, has been nominated for election by the holders of Common Stock and Preferred Stock, voting together as a single class, to hold office until the 1998 Annual Meeting of Stockholders or until his successor shall have been duly elected and qualified. See, "Executive Officers and Directors" and "Principal Stockholders" for information concerning each of the nominees and other directors, including the dates on which they first became directors, their business experience during the past five years and the number of shares of the Company's Common Stock and Preferred Stock owned beneficially by each of them as of March 31, 1995. Each of the nominees has consented to serve as a member of the Board of Directors if elected.

          The persons named in the proxies will vote the shares represented thereby for the election of the foregoing named nominees except where authority has been withheld as to a particular nominee or as to all such nominees. Should any nominee decline or be unable to serve as a director of the Company, which is not anticipated, the persons named in the proxies will vote for the election in his stead of such other person as the Board of Directors may recommend.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR OF THE COMPANY.


                 THE BOARD OF DIRECTORS AND ITS COMMITTEES

          The Board of Directors of the Company (sometimes referred to herein as the "Board") held seven meetings and acted by written consent on 13 occasions during 1994. In addition, management confers frequently with its directors on an informal basis to discuss Company affairs. During 1994, no director attended fewer than 75% of the aggregate of the meetings of the Board and all Committees on which he served.

          The Board of Directors of the Company has the following standing committees: Executive, Audit, Compensation, and Conflicts and Compliance Committees. The Board does not have a standing nominating committee nor does it have any committee performing a similar function.

          The Executive Committee meets on call and has authority to act on most matters during the intervals between meetings of the entire Board of Directors. Its current members are Messrs. Hurwitz (Chairman) and Levin. The Executive Committee held no meetings during 1994.

          The Audit Committee presently consists of Messrs. Levin (Chairman) and Rosenberg. The Audit Committee meets with appropriate Company financial and legal personnel, internal auditors and independent public accountants and reviews the internal controls of the Company and the objectivity of its financial reporting. This Committee recommends to the Board the appointment of the independent public accountants to serve as auditors in examining the corporate accounts of the Company. The independent public accountants periodically meet privately with the Audit Committee and have access to the Audit Committee at any time. The Audit Committee met on one occasion during 1994.

          The Compensation Committee reviews and advises management, makes recommendations to the Board of Directors, and reviews and approves proposals regarding the establishment or change of benefit plans, salaries or other compensation afforded the executive officers and other employees of the Company. Messrs. Cruikshank, Levin (Chairman) and Rosenberg currently serve as members of this Committee. The Compensation Committee met on five occasions during 1994.

          The Conflicts and Compliance Committee has the authority to interpret, administer and enforce the guidelines set forth in the Company's Code of Business Conduct. In addition, it has the power to make new rules and guidelines relating to the administration or violation of such Code. The Conflicts and Compliance Committee reports its activities to the Board of Directors on a regular basis. This Committee currently consists of Messrs. Cruikshank, Levin and Rosenberg (Chairman) and met on two occasions during 1994.

DIRECTOR COMPENSATION

          Directors who were not employees of or consultants to the Company received a fee of $30,000 for the 1994 calendar year and no additional compensation for attending Committee meetings. Directors were reimbursed for travel and other disbursements relating to Board and Committee meetings. Fees to directors who were also employees of the Company were deemed to be included in their salary. Non-employee directors of the Company who also served as directors of the Company's majority owned subsidiaries, Kaiser Aluminum Corporation ("Kaiser") and/or Kaiser Aluminum & Chemical Corporation ("KACC"), also received additional director or committee fees and were reimbursed for expenses pertaining to their services in such capacities from Kaiser or KACC. During 1994, Messrs. Cruikshank and Levin received an aggregate $31,917 and $37,000, respectively, in such director and committee fees from Kaiser and KACC (excluding any expense reimbursement).

                      EXECUTIVE OFFICERS AND DIRECTORS

          The following table sets forth certain information, as of the record date, with respect to the executive officers and directors of the Company. All officers and directors hold office until their respective successors are elected and qualified or until their earlier resignation or removal.

          NAME             POSITIONS AND OFFICES WITH THE COMPANY
 ---------------------  --------------------------------------------
 Charles E. Hurwitz     Chairman of the Board, President, Chief
                        Executive Officer and Director
 Paul N. Schwartz       Executive Vice President and Chief Financial
                        Officer
 John T. La Duc         Senior Vice President
 Anthony R. Pierno      Senior Vice President and General Counsel
 Robert E. Cole         Vice President--Federal Government Affairs
 Diane M. Dudley        Vice President--Chief Personnel Officer
 Robert W. Irelan       Vice President--Public Relations
 Ronald L. Reman        Vice President--Taxes
 Byron L. Wade          Vice President, Secretary and Deputy General
                        Counsel
 Robert J. Cruikshank   Director
 Ezra G. Levin          Director
 Stanley D. Rosenberg   Director

          Charles E. Hurwitz. Mr. Hurwitz, age 54, has served as a member of the Board of Directors and the Executive Committee of the Company since August 1978 and was elected as Chairman of the Board and Chief Executive Officer of the Company in March 1980. Mr. Hurwitz is a nominee for reelection as a director of the Company to serve until the 1998 Annual Meeting of Stockholders. Mr. Hurwitz has also served the Company as President since January 1993. Since July 1993, Mr. Hurwitz has also served as a director and Chairman of the Board of SHRP, Inc. ("SHRP"), the sole general partner of Sam Houston Race Park, Ltd., a Texas limited partnership, which operates a horse racing facility in Harris County, Texas. He has also served since July 1993 as a director, Chairman of the Board and President of SHRP Capital Corp. ("SHRP Capital"), a wholly owned subsidiary of Sam Houston Race Park, Ltd. As of December 15, 1994, Mr. Hurwitz was appointed Vice Chairman of the Board of KACC. He has served as a director of Kaiser since October 1988 and of KACC since November 1988. Since May 1982, Mr. Hurwitz has been Chairman of the Board and Chief Execu tive Officer, and since January 1, 1993, President, of MAXXAM Group Inc., a wholly owned subsidiary of the Company ("MGI"). From May 1986 until February 1993, Mr. Hurwitz served as a director of The Pacific Lumber Company ("Pacific Lumber"), a subsidiary of the Company engaged in forest products operations, and from December 1992 until February 1993, he served as Chairman of the Board of Pacific Lumber. Mr. Hurwitz has been, since January 1974, Chairman of the Board and Chief Executive Officer of Federated Development Company ("Federated"), a New York business trust primarily engaged in the management of real estate investments.

          Paul N. Schwartz. Mr. Schwartz, age 48, was named Executive Vice President and Chief Financial Officer of the Company effective January 1, 1995. He previously served as Senior Vice President--Corporate Development of the Company from June 1987 until December 31, 1994, and Vice President-- Corporate Development of the Company from July 1985 to June 1987. Mr. Schwartz has served as a Vice President of MGI and Pacific Lumber since May 1987 and January 1987, respectively, and was elected Chief Financial Officer of Pacific Lumber and Scotia Pacific Holding Company ("Scotia Pacific"), a wholly owned subsidiary of Pacific Lumber, since February 28, 1995. He also serves as Chairman of the Board and sole executive officer of United Financial Group, Inc., a Delaware public corporation, and has served as a director of Pacific Lumber and Scotia Pacific since February 1993, and as a director of MGI since January

1994. Since July 1993, Mr. Schwartz also serves as a director and Executive Vice President of both SHRP and SHRP Capital.

          John T. La Duc. Mr. La Duc, age 52, has served as Senior Vice President of the Company since September 1990, and as Vice President and as a director of MGI since October 1990 and January 1994, respectively. He also served the Company and MGI as Chief Financial Officer from September 1990 until December 31, 1994 and February 28, 1995, respectively.
Mr. La Duc has also served Kaiser as Chief Financial Officer since May 1990 and as a Vice President since June 1989. He has also served KACC as a Vice President since June 1989 and Chief Financial Officer since January 1990. From January 1993 until April 1993, Mr. La Duc served as Treasurer of Kaiser and KACC, having previously served as Treasurer of Kaiser and KACC from September 1987 to May 1990 and January 1990, respectively. Mr. La Duc also currently serves as a director and Vice President of Pacific Lumber and Scotia Pacific. He previously served as Chief Financial Officer of Pacific Lumber and of Scotia Pacific from October 1990 and November 1992, respectively, until February 28, 1995.

          Anthony R. Pierno. Mr. Pierno, age 62, serves as Senior Vice President and General Counsel of the Company, positions he has held since February 1989. He has also served as Vice President and General Counsel of MGI and Pacific Lumber since May 1989, and of Scotia Pacific since November 1992, and has served as a director of Pacific Lumber and MGI since November 1993 and January 1994, respectively. Additionally, Mr. Pierno has served as Vice President and General Counsel of Kaiser and KACC since January 1992. From 1986 until joining the Company in February 1989, Mr. Pierno served as partner in charge of the business practice group in the Los Angeles office of the law firm of Pillsbury, Madison & Sutro. He has served as the Commissioner of Corporations of the State of California and as Chair of several committees of the State Bar of California. Mr. Pierno is Chairman of the Board of Trustees of Whittier College, and a former member and past Chairman of the Board of Trustees of Marymount College.

          Robert E. Cole. Mr. Cole, age 48, has served the Company as Vice President--Federal Government Affairs since September 1990. Since March 1981, Mr. Cole has also served as a Vice President of KACC. In addition, Mr. Cole has served as Vice President--Federal Government Affairs for MGI and Pacific Lumber since September 1990. He also currently serves as Treasurer and as a director of National Environmental Development Association, and as a director, Secretary and Treasurer of Global Climate Coalition, both of which are non-profit organizations.

          Diane M. Dudley. Ms. Dudley, age 54, was named Vice President-- Chief Personnel Officer of the Company in May 1990. From June 1987 until May 1990, she was Vice President--Personnel and Administration of the Company. From December 1983 until June 1987, Ms. Dudley served as Assistant Vice President--Personnel of the Company.

          Robert W. Irelan. Mr. Irelan, age 58, has served the Company as Vice President--Public Relations since September 1990. He has also been Vice President--Public Relations of MGI and Pacific Lumber since September 1990, and Vice President--Public Relations of KACC since February 1988. From June 1985 to February 1988, Mr. Irelan served as Divisional Vice President--Corporate Public Relations of KACC, and from 1968 to June 1985 he served KACC and certain affiliated companies in a variety of positions.

          Ronald L. Reman. Mr. Reman, age 37, was named Vice President-- Taxes of the Company in September 1992. Prior to September 1992, he had served the Company as Director of Taxes since joining the Company in October 1986. From July 1984 until October 1986, Mr. Reman was a Senior Manager in the Tax Department of the New York office of Price Waterhouse after having served seven years with the New York office of Coopers & Lybrand, both of which are accounting firms. Mr. Reman also serves as

Vice President--Taxes of MGI and certain other subsidiaries of the Company, and as Assistant Treasurer of Kaiser and KACC.

          Byron L. Wade. Mr. Wade, age 48, has served as Vice President and Deputy General Counsel of the Company since May 1990, and Secretary of the Company since October 1988. Mr. Wade has also served as Vice President and Secretary of Kaiser and KACC since January 1992, and Deputy General Counsel of Kaiser and KACC since May and June 1992, respectively. He has been Vice President, Secretary and Deputy General Counsel of Pacific Lumber and Scotia Pacific since June 1990 and November 1992, respectively. In addition, Mr. Wade has served since July 1993 as a director, Vice President and Secretary of both SHRP and SHRP Capital. Mr. Wade has also served as a Vice President, Secretary and Deputy General Counsel of MGI since July 1990. He was Assistant Secretary of the Company from November 1987 to October 1988 and Assistant General Counsel from November 1987 until May 1990. He had previously served as Vice President, Secretary and General Counsel of MCO Resources, Inc., a publicly traded oil and gas company, which was majority owned by the Company.

          Robert J. Cruikshank. Mr. Cruikshank, age 64, has served as a director of the Company since May 1993. In addition, he has served as a director of Kaiser and KACC since January 1994. Mr. Cruikshank was a Senior Partner in the international public accounting firm of Deloitte & Touche from December 1989 until his retirement from that firm in March 1993. Prior to its merger with Touche Ross & Co. in December 1989, Mr. Cruikshank served as Managing Partner of Deloitte Haskins & Sells from June 1974 until the merger and served on such firm's board of directors from 1981 to 1985. Mr. Cruikshank also serves as a director and on the Compensation Committee of Houston Industries Incorporated, a public utility holding company with interests in electric utilities, cable television, coal and transportation businesses; as a director of Texas Biotechnology Incorporated; and as Advisory Director of Compass Bank--Houston.

          Ezra G. Levin. Mr. Levin, age 61, was first elected a director of the Company in May 1978. He has served as a director of Kaiser and KACC since July 1991 and November 1988, respectively. From May 1982 through December 1993, he also served as a director of MGI. He is a partner in the law firm of Kramer, Levin, Naftalis, Nessen, Kamin & Frankel. Mr. Levin also serves as a trustee of Federated and as a director of Pacific Lumber, Scotia Pacific and United Mizrahi Bank and Trust Company.

          Stanley D. Rosenberg. Mr. Rosenberg, age 63, was first elected to the Board of Directors of the Company in June 1981. He is a partner in the law firm of Rosenberg, Tuggey, Agather & Rosenthal. Mr. Rosenberg was a partner in the law firm of Oppenheimer, Rosenberg & Kelleher, Inc. from its inception in 1971 until February 1990, at which time he served as Of Counsel to that firm through June 30, 1993.

                           PRINCIPAL STOCKHOLDERS

          The following table sets forth, as of March 31, 1995, the beneficial ownership of the Company's Common Stock and Preferred Stock by
(i) those persons known by the Company to own beneficially more than 5% of the shares of each class then outstanding, (ii) each of the named executive officers, (iii) each of the directors or nominees for director, and
(iv) all directors and executive officers of the Company as a group.


                                                                                                                       COMBINED
                                                                                                            % OF      % OF VOTING
                  BENEFICIAL OWNER                         TITLE OF CLASS            # OF SHARES(1)         CLASS      POWER(2)
- - ---------------------------------------------------  -------------------------- ----------------------- ------------ ------------
Federated Development Company (3)                    Common Stock                   1,740,626(4)              19.8          53.7
                                                     Preferred Stock                  656,853                 98.2
The Stockholder Group(3)                             Common Stock                   2,737,394(4)(5)           31.2          60.2
                                                     Preferred Stock                  658,050                 98.4
Harold C. Simmons, Kronos, Inc.,                     Common Stock                   1,278,150(6)              14.6           8.3
     The Combined Master Retirement Trust,
     NL Industries, Inc. and related entities
Robertson, Stephens & Company, Inc.,                 Common Stock                     609,500(7)               6.9           3.9
     The Robertson, Stephens Orphan Fund,
     The Contrarian Fund and related entities
Robert J. Cruikshank                                 Common Stock                         125                    *             *

Charles E. Hurwitz(8)                                Common Stock                   2,736,042(4)(5)(9)        31.2          60.2
                                                     Preferred Stock                  657,917(10)             98.3
John T. La Duc                                               --                          None                   --            --
Ezra G. Levin(8)                                     Common Stock                       1,125(9)                 *             *
Anthony R. Pierno                                    Common Stock                      25,000                    *             *
Stanley D. Rosenberg                                 Common Stock                       2,125                    *             *
Paul N. Schwartz                                     Common Stock                      11,052                    *             *
Byron L. Wade                                        Common Stock                         182                    *             *
All directors and executive officers of the          Common Stock                   2,777,369(4)(5)(11)       31.4          60.2
Company as a group (12 persons)                      Preferred Stock                  657,917(12)             98.3


- - --------------------
*    Less than 1%.
(1) Except as may otherwise be indicated, the beneficial owners have sole voting and investment power with respect to the shares listed in the table. Includes the number of shares such persons would have received on March 31, 1995, if any, for their exercisable stock appreciation rights ("SARs") (excluding SARs payable in cash only) if such rights had been paid solely in shares of Common Stock.
(2) The Company's Preferred Stock is generally entitled to ten votes per share on matters presented to a vote of the Company's stockholders.
(3) Federated, Messrs. Hurwitz and Levin, and Mr. James H. Paulin, Jr., Secretary and Treasurer of Federated, may be deemed a "group" (the "Stockholder Group") within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended. The address of Federated is 5847 San Felipe, Suite 2600, Houston, Texas 77057. The address of the Stockholder Group is c/o Ezra G. Levin, Esq., Kramer, Levin,
Naftalis, Nessen, Kamin & Frankel, 919 Third Avenue, New York, New
York 10022.
(4) Includes 71,175 shares of Common Stock which Federated may acquire in exchange for 7% Cumulative Exchangeable Preferred Stock of MCO
Properties Inc., whose issued and outstanding common stock is wholly owned by the Company.
(5) Includes as of March 31, 1995 (a) 1,669,451 shares of Common Stock owned by Federated as to which Mr. Hurwitz possesses voting and investment power, (b) 8,012 shares of Common Stock separately owned by Mr. Hurwitz's spouse and as to which Mr. Hurwitz disclaims beneficial ownership, (c) 46,500 shares of Common Stock owned by a limited partnership controlled by Mr. Hurwitz and his spouse, 23,250 of which shares were separately owned by Mr. Hurwitz's spouse prior to their transfer to such limited partnership and as to which Mr. Hurwitz disclaims beneficial ownership, (d) 145,592 shares of Common Stock owned by the 1992 Hurwitz Investment Partnership, L.P., of which 72,796 shares are owned by Mr. Hurwitz's spouse as separate property and as to which Mr. Hurwitz disclaims beneficial ownership, and (e) 795,312 shares of Common Stock held directly by Mr. Hurwitz.
(6) Information is based solely on the Schedule 13D filed with the Securities and Exchange Commission ("SEC") dated June 30, 1989, as amended through March 15, 1994 (the "Simmons 13D"). The Simmons 13D was filed by Harold C. Simmons, Kronos, Inc. ("Kronos"), NL
Industries, Inc. ("NL"), The Combined Master Retirement Trust (the "Trust") and certain related entities. The Simmons 13D states that Kronos and the Trust are the direct beneficial owners of 250,900 and 1,027,250 shares of the Company's Common Stock, respectively. The
Simmons 13D also states that Mr. Simmons may be deemed to have the direct power to vote and direct the disposition of the shares of the Company's Common Stock held by the Trust and that Mr. Simmons and the entities other than Kronos who filed the Simmons 13D may be deemed to share the indirect power to vote and direct the disposition of the shares of the Company's Common Stock held by Kronos. Mr. Simmons disclaims beneficial ownership of all of such shares of the Company's Common Stock. The address of Mr. Simmons and the Trust is Three
Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240.
The address of Kronos and NL is 3000 North Sam Houston Parkway East, Houston, Texas 77032.
(7) Information is based solely on the Schedule 13D filed with the SEC dated April 14, 1994, as amended through November 9, 1994 (the
"Robertson 13D").  The Robertson 13D was filed by Robertson, Stephens
& Company, Inc. ("RS & Co."), The Robertson, Stephens Orphan Fund (the "Orphan Fund") and The Contrarian Fund (the "Contrarian Fund") (collectively, the "Funds") and certain related entities. The
Robertson 13D states that the Orphan Fund and the Contrarian Fund are the direct beneficial owners of 118,000 and 491,500 shares of the Company's Common Stock, respectively, and RS & Co. is the indirect beneficial owner of the aggregate 609,500 shares. The Robertson 13D also states that Paul H. Stephens is the Chief Investment Officer of RS & Co., and as such may be deemed to have shared voting power over 609,500 shares of the Company's Common Stock held by the Funds. The five shareholders of RS & Co. (Messrs. Sanford R. Robertson, Paul H. Stephens, Michael G. McCaffery, G. Randy Hecht and Kenneth R.
Fitzsimmons) disclaim any beneficial ownership of all of such shares of the Company's Common Stock. The address of Mr. Stephens, RS & Co.
and the Funds is 555 California Street, Suite 2600, San Francisco, CA
94104.
(8) Messrs. Hurwitz and Levin serve as trustees of Federated, and Mr. Hurwitz, together with members of his immediate family and trusts for the benefit thereof, owns all of the voting shares of Federated, and his positions include Chairman of the Board and Chief Executive Officer of the Company and Federated and membership on the Company's Executive Committee. By reason of the foregoing and their relationship with the members of the Stockholder Group, Messrs. Hurwitz and Levin may be deemed to possess shared voting and investment power with respect to the shares held by the Stockholder
Group.
(9)  Does not include shares owned by other members of the Stockholder
Group.
(10) Includes 656,853 shares of Preferred Stock owned by Federated as to which Mr. Hurwitz possesses voting and investment power, and 1,064 shares of Preferred Stock held directly by Mr. Hurwitz.
(11) The Stockholder Group beneficially owns 2,737,394 of such shares. As to the remaining shares, the directors and officers owning such shares have sole voting and investment power with respect to all such shares except 10,749 owned by a trust of which an officer and his spouse are trustees.
(12) All of such shares are beneficially owned by Mr. Hurwitz and the Stockholder Group.


                           EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

          The following table sets forth compensation information, cash and non-cash, for each of the Company's last three completed fiscal years with respect to the Chief Executive Officer and the four most highly compensated executive officers of the Company (collectively referred to as the "named executive officers") for the fiscal year ended December 31, 1994:



                                                                                  LONG-TERM COMPENSATION
                                                                         ----------------------------------------
                                              ANNUAL COMPENSATION                   AWARDS              PAYOUTS
                                       --------------------------------- ---------------------------- -----------
             (A)                 (B)      (C)        (D)         (E)          (F)            (G)          (H)          (I)
                                                                OTHER      RESTRICTED
                                                               ANNUAL        STOCK        OPTIONS/        LTIP      ALL OTHER
           NAME AND                      SALARY     BONUS   COMPENSATION    AWARD(S)        SARS        PAYOUTS   COMPENSATION
      PRINCIPAL POSITION        YEAR      ($)        ($)       ($)(1)         ($)            (#)          ($)          ($)
- - ----------------------------- -------- --------- ---------- ------------ ------------- -------------- ----------- ------------
Charles E. Hurwitz, Chief       1994    608,880  450,000         --             -0-       295,000(2)      -0-        97,332(3)
Executive Officer, President    1993    590,000  400,000         --             -0-           -0-(2)      -0-        97,494(3)
and Chairman of the Board       1992    558,250  400,000         --             -0-           -0-         -0-        88,102(3)

Anthony R. Pierno,              1994    331,511  263,633(4)      --             -0-           -0-         -0-        55,514(3)
Senior Vice President and       1993    321,232  290,000(4)      --             -0-           -0-         -0-        57,179(3)
General Counsel                 1992    302,275  265,000(4)      --             -0-           -0-         -0-        50,123(3)

Paul N. Schwartz,(5)            1994    264,409  217,306(4)      --             -0-        25,000         -0-        45,390(3)
Executive Vice President and    1993    256,210  293,000(4)      --             -0-           -0-         -0-        47,426(3)
Chief Financial Officer         1992    239,035  216,000(4)      --             -0-        25,000         -0-        44,538(3)

John T. La Duc,(6)              1994    240,000  103,000(7)      --             -0-(8)      9,200(10)     -0-         4,800(12)
Senior Vice President and       1993    240,000  100,000(7)      --             -0-           -0-         -0-         4,872(12)
former Chief Financial          1992    225,000   45,000         --       1,428,967(9)     10,000     192,698(11)     8,469(12)
Officer

Byron L. Wade,                  1994    171,140  128,355         --             -0-           -0-         -0-        31,671(3)
Vice President, Secretary       1993    165,833  124,412         --             -0-           -0-         -0-        30,955(3)
and Deputy General Counsel      1992    156,054   95,000         --             -0-        15,000         -0-        28,854(3)

- - ---------------------
(1) Excludes perquisites and other personal benefits because the aggregate amount of such compensation is the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer.
(2) A 1994 option for 45,000 shares of Preferred Stock was granted in exchange for Mr. Hurwitz relinquishing the SARs for 50,000 shares of Common Stock granted in 1993. A 1994 option for 250,000 shares of Kaiser common stock was granted by Kaiser.
(3) Reflects the following aggregate amounts accrued in respect of the Company's Revised Capital Accumulation Plan for 1994, 1993 and 1992, respectively, pursuant to which, in general, benefits vesting 10% annually are payable upon termination of employment with the Company;
Mr. Hurwitz--$91,332, $88,500 and $83,738; Mr. Pierno--$49,727,
$48,185 and $45,341; Mr. Schwartz--$39,661, $38,432 and $35,855; and
Mr. Wade--$25,671, $24,875 and $23,408. Additionally, these amounts reflect matching contributions by the Company under its 401(k) savings plan for 1994, 1993 and 1992, respectively, as follows: Mr. Hurwitz-- $6,000, $8,994 and $4,364; Mr. Pierno--$5,787, $8,994 and $4,782; Mr.
Schwartz--$5,729, $8,994 and $8,728; and Mr. Wade--$6,000, $6,080 and
$5,446.
(4) Pursuant to the employment agreements of Messrs. Pierno and Schwartz, their personal loans from the Company outstanding on the date of such agreements were forgiven at the rate of $15,000 and $20,000, respectively, per year. These amounts are included here as additional bonus compensation. See, "Certain Transactions" for discussion on such personal loans.
(5) Mr. Schwartz served as Senior Vice President--Corporate Development for fiscal year 1994.



(6) Mr. La Duc received his compensation principally from KACC; however, the Company reimbursed KACC for certain allocable costs associated with the performance of services for the Company by such executive officer. The table reflects such officer's total compensation, rather than any allocated part of such compensation.
(7) Includes $75,000 (to be paid over a three-year period) and $100,000 (to be paid over a four-year period), awarded for 1994 and 1993, respectively, for which the Company will reimburse KACC.
(8) As of December 30, 1994, Mr. La Duc held 94,873 shares of restricted common stock of Kaiser valued at approximately $1,031,744 based on the closing price on such date of $10.875 per share. Restrictions on such shares will be lifted on each December 2, 1995 and 1996 as to shares totaling 47,436 and 47,437, respectively. No dividends will be paid to Mr. La Duc in respect of any restricted shares held. No other named executive officer held restricted stock of Kaiser or the Company at fiscal year end 1994.
(9) Includes payout during 1993 of $5,934 of shares of Kaiser common stock issued in April 1993 as 5% of 1992 distribution, $699 in cash paid in April 1993 for fractional shares and balance of 1992 LTIP account pursuant to December 1992 election as described in footnote (11) below, and $332,918 of shares of Kaiser common stock issued in November and December 1993 as to which restrictions were lifted.
(10) Represents option for shares of Kaiser common stock.
(11) In December 1992, in connection with the adoption of the Kaiser 1993 Omnibus Stock Incentive Plan (the "Plan"), participants in Kaiser's and KACC's long-term incentive plan, as amended (the "LTIP") elected to receive payment of their LTIP account balances as of December 31, 1992 as follows: (i) Amounts earned and vested were paid half in cash and half in restricted shares of Kaiser common stock. The portion payable in restricted shares of Kaiser common stock was divided by the average of the December closing prices of $8.539 per share (December 1 through 28, 1992) to determine the number of shares granted. The portion payable in cash was reduced by 1992 bonuses paid to recipients and by appropriate tax withholdings. (ii) Amounts earned and unvested were paid in options or shares of restricted stock under the Plan during 1993. Restrictions will be removed or options will vest at the rate of 25% each December for four (4) years, which began December
1993. (iii) Amounts unearned and unvested were paid in options or shares of restricted stock under the Plan during 1993. Restrictions will be removed or options will vest as to 50% thereof in each of December 1995 and December 1996. The payments made in accordance with item (i) above were separate and apart from the Plan and are reflected in column (h) of the Summary Compensation Table for 1992. The grants made in accordance with items (ii) and (iii) are reflected in column
(f) for 1992. Without such elections and subject to certain reductions and limitations, participants were generally entitled to receive the vested portion of their LTIP account balances on the earlier to occur of (a) termination of their employment, (b) termination of the LTIP if prior to December 31, 1996, or (c) April
10, 1997.
(12) Amount for 1992 includes moving related items of $3,969. Remaining amount for 1992 and total amounts for 1994 and 1993 are contributions under the KACC 401(k) savings plan by KACC.


OPTION/SAR GRANTS TABLE

          The following table sets forth certain information concerning stock options or SARs granted in fiscal year 1994 to any of the named executive officers:



                                                                                                                   GRANT
                                            INDIVIDUAL GRANTS                                                    DATE VALUE
- - ---------------------------------------------------------------------------------------------------------  ----------------------
              (A)                      (B)                 (C)               (D)               (E)                   (F)
                                                       % OF TOTAL
                                       # OF             OPTIONS/
                                    SECURITIES            SARS
                                    UNDERLYING         GRANTED TO        EXERCISE OR
                                   OPTIONS/SARS       EMPLOYEES IN        BASE PRICE        EXPIRATION           GRANT DATE
              NAME                    GRANTS              1994            ($/SHARE)            DATE         PRESENT VALUE ($)(1)
- - ------------------------------- -----------------  ------------------ ----------------- -----------------  ----------------------
Charles E. Hurwitz                       45,000(2)              64.3            30.375        12/07/2004                 927,630
                                        250,000(3)              50.5            12.750        12/21/2004               1,711,750
John T. La Duc                            9,200(3)               1.9            12.750        12/21/2004                  62,992
Paul N. Schwartz                         25,000(4)              35.7            30.375        12/07/2004                 515,350




- - --------------------
(1) Valuation utilizing Black-Scholes Option Price Model using the following assumptions: 5-year daily volatility for Common Stock and 2-year daily volatility for Kaiser common stock, 7.9% risk-free rate (10-year Government Bond), no dividend yield and 10-year exercise or expiration date. No adjustments were made for non-transferability or risk of forfeiture.
(2) Represents underlying shares of Preferred Stock. This grant of options to Mr. Hurwitz was in exchange for his relinquishing SARs for 50,000 shares of Common Stock granted to him December 9, 1993 at $38.50 per share under the 1984 Phantom Share Plan, which plan expired in June 1994.
(3)  Represents underlying shares of Kaiser common stock.
(4)  Represents underlying shares of Common Stock.


          The SARs covering 45,000 shares of Preferred Stock and 25,000 shares of Common Stock set forth in the above table were granted to Messrs. Hurwitz and Schwartz, respectively, on December 7, 1994 under MAXXAM's 1994 Omnibus Employee Incentive Plan (the "Omnibus Plan") at the closing price on the date of grant. SARs under the Omnibus Plan are exercisable for cash, Common Stock or a combination thereof at the discretion of the Company's Board, and vest with respect to 20% on the first anniversary date of the grant and an additional 20% on each anniversary date thereafter until fully vested. The 250,000 and 9,200 stock options were granted to Messrs. Hurwitz and La Duc, respectively, on December 21, 1994 under the Kaiser 1993 Omnibus Stock Incentive Plan (the "Kaiser Plan") at 20% above the closing price of $10.625 per share of Kaiser common stock on the date of grant. The stock options under the Kaiser Plan are exercisable for Kaiser common stock, subject to Kaiser's right to repurchase the option in whole or part upon exercise, and vest with respect to 25% on the first anniversary date of the grant and an additional 25% on each anniversary date thereafter until fully vested. Mr. Hurwitz's options under the Kaiser Plan become immediately exercisable upon a change of control of Kaiser.


OPTION/SAR EXERCISES AND FISCAL YEAR END VALUE TABLE

          The table below provides information on an aggregated basis concerning each exercise of stock options (or tandem SARs) and freestanding SARs during the fiscal year ended December 31, 1994 by each of the named executive officers, and the 1994 fiscal year-end value of unexercised options and SARs, including SARs exercisable for cash only.



            (a)                    (b)                (c)                      (d)                              (e)
                                                                      Number of Unexercised             Value of Unexercised
                                                                          Options/SARs               in-the-Money Options/SARs
                                                                         at Year End (#)              at Fiscal Year-End ($)
                            Shares Acquired on      Value
           Name              Exercise (#) (1)   Realized ($)(2)   Exercisable    Unexercisable     Exercisable     Unexercisable
- - -------------------------- ------------------- ---------------- --------------- ---------------  --------------- ----------------
Charles E. Hurwitz                        --               --           34,800          45,000        389,9261(3)       22,500(3)
                                          --               --              -0-         250,000              --             -0-(4)
John T. La Duc                            --               --            4,000           6,000          11,500(3)       17,250(3)
                                                                           -0-           9,200              --             -0-(4)
Paul N. Schwartz                      12,000          319,500           16,000          40,000          46,000(3)       55,625(3)
Anthony R. Pierno                      6,000           82,500           22,000           5,000           5,750(3)          -0-(3)
Byron L. Wade                             --               --           25,000           9,000         353,875(3)       25,875(3)


- - ---------------------
(1) If no shares received, the number reflected, if any, represents the number of securities with respect to which options/SARs were exercised.
(2) Valued at the closing price of the Company's Common Stock on the date of exercise, less exercise price.


(3) Valued at $30.875 per share, the closing price of the Company's Common Stock on December 30, 1994, less exercise price. If exercise price is equal to or higher than the closing price, no value is shown.
(4) Valued at $10.875 per share, the closing price of Kaiser common stock on December 30, 1994, less exercise price. If exercise price is equal to or higher than closing price, no value is shown.


DEFINED BENEFIT PLANS

          MAXXAM Pension Plan
          All executive officers who are also employees and other regular employees of the Company who work at least 1,000 hours in the plan year automatically participate in the Company's Pension Plan (the "Pension Plan"), a qualified, noncontributory plan. Benefits equal the sum of an employee's "past service benefit" and "future service benefit" as set forth in the following two paragraphs. Benefits are based on an employee's base salary or wages, plus overtime (excluding bonuses, commissions, incentive compensation and all other extra compensation), the age of such employee at retirement and years of service.

          Under the Pension Plan, the annual past service benefit is the greatest of:

          (i) benefits accrued under the plan through December 31, 1986,

          (ii) the product of (a) the sum of 0.8% of the participant's Past Service Compensation Base (as defined), plus 0.8% of the participant's Past Service Compensation Base in excess of $15,000 multiplied by (b) the participant's credited years of service prior to January 1, 1987, or

          (iii) the product of 1.2% of the participant's Past
               Service Compensation Base multiplied by the participant's credited years of service prior to January 1, 1987.

          For 1987 and 1988, the annual future service benefit equaled 1.6% of an employee's compensation up to two-thirds of the Social Security wage base, plus 2.4% of any remaining compensation. Effective January 1, 1989, the annual future service benefit equaled 1.75% of an employee's compensation for each year of participation, plus 0.6% of the employee's compensation in excess of $10,000. Effective January 1, 1995, the annual future service benefit equals 2.35% of an employee's compensation for each year of participation.

          The amount of an employee's aggregate compensation that may be included in benefit computations under the Pension Plan is limited to $150,000 for 1994. Benefits are generally payable as a lifetime annuity or, with respect to married employees, as a 50% joint and survivor annuity, or, if the employee elects (with spousal consent), in certain alternative annuity forms. Benefits under the Pension Plan are not subject to any deductions for Social Security or other offsets. The covered compensation for 1994 and credited years of service as of December 31, 1994 for the Pension Plan and estimated annual benefits payable upon retirement at normal retirement age for the named executive officers (other than those compensated by KACC who do not participate in this Pension Plan) were as follows: Mr. Hurwitz: $150,000--14 years--$112,000; Mr. Pierno:
$150,000--5 years--$36,020; Mr. Schwartz:  $150,000--14 years--$111,076;
and Mr. Wade:  $150,000--14 years--$93,081.

          The projected benefits shown above were computed as lifetime annuity amounts, payable beginning at age 65. The benefit amounts reflect a covered compensation limit of $150,000 for 1995 and subsequent years under Section 401(a)(17) of the Internal Revenue Code (the "Code"). In addition, the amounts reflect a maximum benefit limit of $120,000 for 1995 and subsequent years (with early retirement reductions where applicable) that is placed upon annual benefits that may be paid to a participant in the Pension Plan at retirement under Section 415 of the Code. Combined plan limits applicable to employees participating in both defined contribution and defined benefit plans have not been reflected.

          Kaiser Retirement Plan
          KACC maintains a qualified, defined-benefit Retirement Plan (the "Kaiser Retirement Plan") for salaried employees of KACC and co-sponsoring subsidiaries who meet certain eligibility requirements. The table below shows estimated annual retirement benefits payable under the terms of the Kaiser Retirement Plan to participants with the indicated years of credited service without reduction for the limitations imposed by the Code on qualified plans and before adjustment for the Social Security offset, thereby reflecting cumulative benefits to be received, subject to Social Security offsets, under the Kaiser Retirement Plan in conjunction with the Kaiser Supplemental Benefit Plan (as defined below).



                                        YEARS OF SERVICE
               ANNUAL
            REMUNERATION     15       20       25       30       35
            $    125,000  $28,125  $37,500  $46,875  $56,250  $65,625
                 150,000   33,750   45,000   56,250   67,500   78,750
                 175,000   39,375   52,500   65,625   78,750   91,875
                 200,000   45,000   60,000   75,000   90,000  105,000
                 225,000   50,625   67,500   84,375  101,250  118,125
                 250,000   56,250   75,000   93,750  112,500  131,250
                 300,000   67,500   90,000  112,500  135,000  157,500
                 400,000   90,000  120,000  150,000  180,000  210,000
                 450,000  101,250  135,000  168,750  202,500  236,250
                 500,000  112,500  150,000  187,500  225,000  262,500


          The estimated annual retirement benefits shown are based upon the assumptions that current Kaiser Retirement Plan provisions remain in effect, that the participant retires at age 65, and that the retiree receives payments based on a straight life annuity for his lifetime. Mr. La Duc had 25.3 years of credited service on December 31, 1994. Monthly retirement benefits, except for certain minimum benefits, are determined by multiplying years of credited service (not in excess of 40) by the difference between 1.50% of average monthly compensation for the highest base period (of 36, 48 or 60 consecutive months, depending upon compensation level) in the last 10 years of employment and 1.25% of monthly primary Social Security benefits.

          The compensation covered by the Kaiser Retirement Plan includes base salary and bonus payments. No named executive officer of the Company had compensation covered by the Kaiser Retirement Plan which differed by more than 10% from that set forth in the Summary Compensation Table (column
(c) plus column (d) thereof).

          Participants are entitled to retire and receive pension benefits, unreduced for age, upon reaching age 62 or after 30 years of credited service. Full early pension benefits (without adjustment for Social Security offset prior to age 62) are payable to participants who are at least 55 years of age and have completed 10 or more years of pension service (or whose age and years of pension service total 70) and who have been terminated by KACC or an affiliate for reasons of job elimination or partial disability. Participants electing to retire prior to age 62 who are at least 55 years of age and have completed 10 or more years of pension service (or whose age and years of pension service total at least 70) may receive pension benefits, unreduced for age, payable at age 62 or in many cases actuarially reduced benefits payable earlier. Participants who terminate their employment after five years or more of pension service, or after age 55 but prior to age 62, are entitled to pension benefits, unreduced for age, commencing at age 62 or, if they have completed 10 or more years of pension service, actuarially reduced benefits payable earlier. For participants with five or more years of pension service or who have reached age 55 and who die, the Kaiser Retirement Plan provides a pension to their eligible surviving spouses. Upon retirement, participants may elect among several payment alternatives including, for most types of retirement, a lump-sum payment.

          MAXXAM Supplemental Executive Retirement Plan
          Effective March 8, 1991, the Company adopted an unfunded non-qualified Supplemental Executive Retirement Plan (the "SERP"). The SERP provides that participants are entitled to receive benefits which would have been payable to such participants under the Pension Plan except for the limitations imposed by the Code. Participants in such plan are selected by the Company's Board of Directors or are entitled to participate by virtue of provisions in their employment agreements. Three executive officers of the Company, Messrs. Pierno, Schwartz and Wade, were entitled to receive benefits under the SERP during 1994.

          The following projections are based on the same assumptions as utilized in connection with the Pension Plan projections above. The 1995 qualified plan pay limit ($150,000) and benefit limit ($120,000) are reflected for all years in the future. In addition, no future increases in the participants' covered compensation amounts from the 1994 levels are assumed.


                                         Pierno   Schwartz    Wade
                                       --------- --------- ----------
     COVERED COMPENSATION FOR 1994:
               Qualified Plan          $ 150,000 $ 150,000 $  150,000
               Nonqualified Plan         181,511   114,409     21,140
                                       --------- --------- ----------
                         Total         $ 331,511 $ 264,409 $  171,140
                                       ========= ========= ==========
     CREDITED YEARS OF SERVICE AS OF
     DECEMBER 31, 1994                         5        14         14
                                       ========= ========= ==========

     PROJECTED NORMAL RETIREMENT
     BENEFIT:
               Qualified Plan          $  36,020 $ 111,076 $   93,081
               Nonqualified Plan          19,503    46,656      8,942
                                       --------- --------- ----------
                         Total         $  55,523 $ 157,732 $  102,023
                                       ========= ========= ==========



          Kaiser Supplemental Benefits Plan
          KACC maintains an unfunded, non-qualified Supplemental Benefits Plan (the "Kaiser Supplemental Benefits Plan"), the purpose of which is to restore benefits which would otherwise be paid from the Kaiser Retirement Plan or the Supplemental Savings and Retirement Plan, a qualified Section 401(k) plan (the "Kaiser Savings Plan"), were it not for the Section 401(a)(17) and Section 415 limitations imposed by the Code. Participation in the Kaiser Supplemental Benefits Plan includes all employees of KACC and its subsidiaries whose benefits under the Kaiser Retirement Plan and Kaiser Savings Plan are likely to be affected by such limitations imposed by the Code. Eligible participants, including Mr. La Duc, are entitled to receive the equivalent of the Kaiser Retirement Plan and Kaiser Savings Plan benefits which they may be prevented from receiving under those plans because of such Code limitations.

          MAXXAM Severance or Termination Policy
          Severance or termination pay is generally granted to regular full-time employees who are involuntarily terminated, subject to a number of exclusions, pursuant to an unfunded policy. After such termination, the policy provides for payment in an amount ranging from two weeks salary for at least one year of service graduating to a maximum of 104 weeks salary. The amounts payable under the policy if the named executive officers had been involuntarily terminated on December 31, 1994 would have been as follows: Mr. Hurwitz: $1,217,760; Mr. Schwartz: $528,818; and Mr. Wade: $315,950.

          Kaiser Termination Payment Policy
          Most full-time salaried employees of KACC are eligible for benefits under an unfunded termination policy if their employment is involuntarily terminated, subject to a number of exclusions. The policy provides for lump sum payments after termination ranging from one-half month's salary for less than one year of service graduating to eight months' salary for 30 or more years of service. The amount payable to Mr. La Duc under the policy if he had been involuntarily terminated on December 31, 1994 would have been $120,000.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

          Mr. Pierno's five-year employment agreement with the Company expired on March 8, 1995. Pursuant to the terms of the agreement, Mr. Pierno was entitled during 1994 to a base salary of $331,511. The agreement provided for a bonus for the year 1992 in an amount not less than 75% and not more than 125% of Mr. Pierno's then base salary. Although the agreement specified no bonus percentage for the years 1993 and 1994, a bonus as reflected in the Summary Compensation Table was paid during 1993 and 1994.

          Mr. Schwartz's five-year employment agreement with the Company expired on March 8, 1995. Pursuant to the terms of the agreement, Mr. Schwartz was entitled during 1994 to a base salary of $264,409. The agreement provided for a bonus for the year 1992 in an amount not less than 75% and not more than 125% of Mr. Schwartz's then base salary. Although the agreement specified no bonus percentage for the years 1993 and 1994, a bonus as reflected in the Summary Compensation Table was paid during 1993 and 1994.

          Mr. Wade's five-year employment agreement with the Company expired on March 8, 1995. Pursuant to the terms of the agreement, Mr. Wade was entitled during 1994 to a base salary of $171,140. The agreement provided for a bonus for the year 1992 in an amount not less than 50% and not more than 100% of Mr. Wade's then base salary. Although the agreement specified no bonus percentage for the years 1993 and 1994, a bonus as reflected in the Summary Compensation Table was paid during 1993 and 1994.

TEN-YEAR OPTION/SAR REPRICING TABLE

          The following table sets forth certain information concerning all amendment, cancellation or replacement grants or any other means of repricings of options and SARs during the last ten completed fiscal years held by any current executive officer.



             (A)                   (B)             (C)              (D)                (E)               (F)             (G)
                                                                                                                      LENGTH OF
                                                                                                                   ORIGINAL OPTION
                                                  # OF                                                              TERM REMAINING
                                                OPTIONS/      MARKET PRICE OF     EXERCISE PRICE                          AT
                                                  SARS         STOCK AT TIME        AT TIME OF                         DATE OF
                                                REPRICED,      OF REPRICING,        REPRICING,                        REPRICING,
                                               REPLACED OR     REPLACEMENT OR     REPLACEMENT OR    NEW EXERCISE    REPLACEMENT OR
      NAME AND POSITION            DATE          AMENDED      AMENDMENT ($)(1)    AMENDMENT ($)     PRICE ($)(1)      AMENDMENT
- - ----------------------------  ------------- ---------------- -----------------  ----------------- ---------------- ---------------
Charles E. Hurwitz,              12/07/94        50,000               30.375             38.50           30.375        9 years
     Chief Executive
     Officer, President and
     Chairman of the Board

Paul N. Schwartz,(2)             12/02/92        25,000                28.00             38.00            28.00      7-1/2 years
     Executive Vice
     President and Chief
     Financial Officer

Diane M. Dudley,                 12/02/92        15,000                28.00             38.00            28.00      7-1/2 years
     Vice President-
     Chief Personnel Officer

Byron L. Wade,                   12/02/92        15,000                28.00             38.00            28.00      7-1/2 years
     Vice President,
     Secretary and
     Deputy General
     Counsel


- - --------------------
(1) Closing price of the Company's Common Stock on the American Stock Exchange on the date of repricing.
(2) Mr. Schwartz was Vice President--Corporate Development at time of such repricing.


          The SARs set forth in the above table are under MAXXAM's 1984 Phantom Share Plan. The SARs are exercisable for cash only and vest with respect to 20% on the anniversary date of the repricing and an additional 20% on each anniversary date thereafter until fully vested. Mr. Hurwitz's SARs for 50,000 shares of Common Stock were relinquished and exchanged for options to purchase 45,000 shares of Preferred Stock; such options vest with respect to 20% on the first anniversary date of the repricing and an additional 20% on each anniversary date thereafter until fully vested. See, "Compensation Committee Report on Executive Compensation" below for a discussion of the 1994 repricing.

                       COMPENSATION COMMITTEE REPORT
                                     ON
                           EXECUTIVE COMPENSATION

          The Compensation Committee (the "Committee") of the Board of Directors of the Company has furnished the following report on executive compensation during fiscal year 1994:

EXECUTIVE OFFICER COMPENSATION

          The Committee takes into consideration in its decisions on executive compensation the Company's particular origins and complex structure requiring diversified and multi-faceted financial and managerial skills. The Company consists of units operating in four wholly separate industries: aluminum, forest products, real estate and parimutuel horse racing. Many of the Company's executives also serve in executive capacities in some or all of its operating subsidiaries in the varying industries. While the Company's annual earnings are an important focus, its principal objective for the past decade has been the enhancement of stockholder value which is measured only in part by current earnings. During the past ten years, the Company's growth was accomplished primarily through acquisitions, and the Company's executive officers have responsibilities related to corporate development through acquisition and assimilation of operating businesses that are additional to the responsibilities of most executive officers at corporations of comparable size. Accordingly, the Committee recognizes that the particular talents of its executives in building the Company's asset base, in expanding into new business segments and in assimilating acquired businesses, is not necessarily tied to current earnings. These factors present a particular challenge for the Committee in determining appropriate approaches to executive compensation.

          The primary elements of compensation for executive officers of the Company are base salaries and annual discretionary bonuses. From time to time, the Committee also recommends or approves bonus compensation awards under additional incentive compensation programs such as the Company's Omnibus Plan. The Omnibus Plan was recommended by the Committee, adopted by the Board and approved by the stockholders of the Company during 1994 and replaces the Company's 1984 Phantom Share Plan (the "1984 Plan"). The Company's 1984 Plan expired in June 1994 and is no longer available for awards, although previous grants thereunder are still outstanding.

          Base Salary
          For those executive officers of the Company not covered by an employment agreement or whose agreements have expired, the Company's executive compensation philosophy is to pay base salaries adequate to attract and retain executives whose education, training, experience, talents and particular knowledge of the Company, its businesses and industries in which it operates allow them to be key contributors to the administration, management and operations of the Company.

          Specific determinations as to base salaries are based primarily on individual attributes and the specific duties or responsibilities assigned to the particular executive. In December 1994, base salaries for the named executive officers were reviewed individually and recommendations as to increases for the coming fiscal year were made by the Committee. For the most part, base salary increases were approximately the average of the U.S. Consumer Price Index of 4%. In one case, the Committee approved a base salary increase for Paul N. Schwartz of approximately 10% in recognition of his December 1994 promotion to Executive Vice President and Chief Financial Officer of the Company.

          Annual Discretionary Bonus
          It is the Company's policy that a significant portion of an executive officer's compensation be at-risk compensation, that is paid through an annual discretionary bonus. The purpose of such discretionary bonus policy is to enable the Committee to focus on each executive officer's individual contribution to the Company during the year in the context of both the Company's performance and the particular responsibilities and projects undertaken by the executive during the year, and award bonus compensation accordingly. Specific determinations as to such bonus compensation are based primarily on the level of achievement of the Company's corporate objectives, the individual's contribution to such achievement and assumption of additional duties or responsibilities by such executive officer. The Company also recognizes particular challenges faced by executives in efforts to strengthen some of its less profitable and marginal operations. The Committee believes that this approach best serves both the short and long-term interest of the Company and its stockholders by significantly compensating executive officers retrospectively for services they have performed that can be both quantatively and qualitatively analyzed as opposed to compensating executive officers prospectively through larger base salaries. Such bonus compensation is typically awarded in December of each fiscal year and principally paid in cash. Bonus amounts paid by the Company to executive officers (other than the Chief Executive Officer and executive officers principally compensated by Kaiser Aluminum & Chemical Corporation ("KACC")) during December 1994 were proposed by the Chief Executive Officer, reviewed, adjusted in certain instances and approved by the Committee. Additionally, the Chief Executive Officer recommended and the Committee awarded bonuses to two executive officers who are principally compensated by KACC for their services provided to the Company during 1994. Mr. La Duc and an executive officer not named in the Summary Compensation Table were awarded cash bonuses in the amount of $75,000 and $15,000, respectively, to be paid in three equal installments over the next three years provided such officers continue in active employment with the Company and KACC. These bonuses will be paid by KACC but reimbursed to KACC by the Company.

          Additional Incentive Awards
          Awards under the Omnibus Plan or the 1984 Plan are stock-based and such compensation received thereunder, if any, is directly tied to stock price appreciation which will also be realized by the Company's stockholders. The Company has not awarded across-the-board stock-based incentives to its executives since mid-1989. Since that time, the Company has only rarely awarded such incentives, and then on selective and particular situation basis or in connection with negotiated employment agreements as discussed below. Such was the case with the award to Paul N. Schwartz on December 7, 1994. Mr. Schwartz was granted an option to purchase 25,000 shares of Common Stock of the Company under the Omnibus Plan in recognition of his promotion to Executive Vice President and Chief Financial Officer of the Company. Mr. La Duc's 1994 option grant for 9,200 shares of Kaiser common stock was granted by Kaiser.

          Employment Agreements
          The employment agreements of certain of the executive officers of the Company recently expired in March 1995, but were in effect for all of 1994. Such agreements had five year terms and were negotiated prior to the relocation of the Company's corporate offices from Los Angeles to Houston in 1990. The base salaries, ranges for incentive awards as well as stock-based incentive awards were established during these negotiations by the Chief Executive Officer and approved by the Committee. Factors considered by the Committee in approving these employment agreements were the relevant executive's compensation history, particular talents and responsibilities, and relative contributions to the Company. In some instances, the Company also expressed its intention in the employment agreements to compensate particular executives with bonuses on a certain basis or at a certain level. Bonus level ranges provided for in the agreements were generally established as a percentage of salary with a view that bonuses play an important role in total annual compensation. Specifically, executive officers relocating from Los Angeles to Houston were entitled to initial bonus levels in the ranges of 75% to 125% (for Senior Vice Presidents) and 50% to 100% (for Vice Presidents) of their respective annual salaries. The intentions expressed in the employment agreements were followed by the Committee with respect to 1994 bonuses, by awarding and paying bonuses in December 1994 at the lower to mid ranges of such levels. These employment agreements were entered into in order to assure continued employment of such executives in their respective capacities, and in order to procure for the Company their continuing commitments for that period of time. (See, description under "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" above.)

          Compensation of the Chief Executive Officer for the Last Completed Fiscal Year
          The compensation of Charles E. Hurwitz, Chairman of the Board, President and Chief Executive Officer, consists of the same elements as for other executive officers. The Committee approved a base salary increase of 4% for Mr. Hurwitz in December of 1994. This was the same percentage of increase generally provided during the same period to the Company's executive officers and other employees. In addition, Mr. Hurwitz is the only executive officer who was a participant under the Executive Plan (as defined below) during 1994.

          Under the Executive Plan (as defined below), Mr. Hurwitz was entitled to receive $1,510,000 based on specific performance goals established in March 1994 having been achieved at fiscal year end, 1994. Upon the announcement in February 1995 of the 1994 financial results, the Committee exercised its negative discretion permitted under the Executive Plan and awarded Mr. Hurwitz a bonus amount of only $200,000 thereunder in respect of his services during 1994 in achieving the performance goals established in March 1994. The award under the Executive Plan was based on the marked reduction in the Company's net loss per share in 1994 as compared to 1993. However, factors considered in reducing such award were the financial position at Sam Houston Race Park, Ltd. and the Company's continuing net loss as reported. The Committee awarded Mr. Hurwitz a bonus of $250,000 under the Company's annual discretionary bonus policies applicable to all of its executive officers as discussed above. This discretionary bonus added to the bonus Mr. Hurwitz earned under the Executive Plan gave Mr. Hurwitz an aggregate bonus of $450,000 for 1994 as reflected in the Summary Compensation Table.

          Mr. Hurwitz was also granted a stock option under the Omnibus Plan for 45,000 shares of Preferred Stock of the Company in exchange for his relinquishment of the option for 50,000 phantom shares previously granted to him on December 9, 1993. The 1993 grant was under the 1984 Plan and any compensation received thereunder over the $1,000,000 limitation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") would not be deductible, because the 1984 Plan does not meet the requirements under Section 162(m) of the Code. The Omnibus Plan like the Executive Plan is intended to be in compliance with Section 162(m). The 1994 replacement grant to Mr. Hurwitz was approved by the Committee to preserve deductibility for the Company in regard to any compensation received by Mr. Hurwitz.

COMPENSATION BY KAISER ALUMINUM & CHEMICAL CORPORATION

          Certain of the Company's executive officers were compensated during 1994 principally by KACC, a majority owned subsidiary of the Company, which establishes salaries and other elements of compensation for such executive officers. Where an executive officer of both the Company and KACC is compensated by KACC (such as Mr. La Duc), or where an executive officer of both the Company and KACC is compensated by the Company (such as Messrs. Pierno and Wade), the respective corporations make intercompany allocations of the costs of employment of the executive officer based on an allocation of that executive officer's time as expended among the Company or KACC and respective subsidiaries. Such allocations are described under "Certain Transactions" below.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

          Effective January 1, 1994, Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the Chief Executive Officer and four other most highly compensated executive officers of such corporations. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met.

          At the 1994 Annual Meeting of Stockholders, the MAXXAM 1994 Executive Bonus Plan (the "Executive Plan") recommended by the Committee and adopted by the Board was approved by the Stockholders. The Executive Plan is a cash-only plan intended to qualify under Section 162(m) of the Code. In order to qualify for deduction under Section 162(m), compensation for certain officers in excess of $1,000,000 must be tied to performance goals, the outcome of which are "substantially uncertain" at the time the performance goals are established. The Committee administers the Executive Plan. The Executive Plan is applicable to those officers whose base salary is equal to or in excess of $600,000. The executive officers who are or will be eligible to participate in the Executive Plan are the only executive officers of the Company to which the deduction limitation is likely to apply.

          In general, the Committee meets before March 31 of each year to identify those current areas, factors or transactions of the Company's business where it is beneficial in that particular year to provide an incentive as to each participant's performance. Thus, specific performance goals are established that are narrowly fact-specific to a given fiscal year and prospective in nature. For example, some of the performance goals for 1994 under the Executive Plan were based upon specific projects, including (i) a major subsidiary committing to a certain new business venture, (ii) the execution of a major redevelopment contract under negotiation, which again would lead to a new business venture, (iii) the completion of construction of the facility for a new business venture before a specified date, and (iv) the execution of a binding written agreement in respect to an extraordinary transaction. Other criteria for 1994 were more general, such as loss reductions and earning improvements.

                                        Compensation Committee
                                        of the Board of Directors


                                        Robert J. Cruikshank
                                        Ezra G. Levin, Chairman
                                        Stanley D. Rosenberg


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          No member of the Compensation Committee of the Board of Directors of the Company was, during the 1994 fiscal year, an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries; however, one member had a relationship requiring disclosure by the Company under Item 404 of Regulation S-K. Mr. Levin served on the Company's Compensation Committee and Board of Directors during 1994. Mr. Levin is also a partner in the law firm of Kramer, Levin, Naftalis, Nessen, Kamin & Frankel, which provided legal services for the Company and its subsidiaries during 1994.

          During the Company's 1994 fiscal year, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company, or
(iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.


                             PERFORMANCE GRAPH

          The following performance graph compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total returns of the S&P 500 Stock Index and two peer groups consisting of companies included by S&P in its published indices for the Aluminum Industry and the Paper and Forest Products Industry for the Company's last five fiscal years. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at December 31, 1989, and that all dividends were reinvested. The data points are calculated as of the last trading day for the year indicated.

 Company/Index Name       1989  1990    1991    1992    1993    1994

 MAXXAM Inc.              100   66.22    62.50   58.51   78.19   65.69

 S&P 500 Index            100   96.89   126.42  136.05  149.76  151.74
 Paper & Forest Products  100   90.34   114.59  131.02  144.40  150.46

 Aluminum                 100   90.09    97.25   99.56  101.93  124.99


          The Company is involved in the real estate industry in addition to the aluminum and forest product industries. However, the real estate unit of the Company accounts for less than 5% of the Company's gross revenues on a consolidated basis and, therefore, a line-of-business index for such industry is not utilized.

                            CERTAIN TRANSACTIONS

          In January 1995, MCO Properties Inc. ("MCOP"), the issued and outstanding common stock of which is wholly owned by the Company and the issued and outstanding preferred stock of which is wholly owned by Federated, entered into an agreement in principle to transfer to Olympus Rancho Mirage, L.P. ("Olympus"), an unaffiliated third party, a non-exclusive easement on certain property in Rancho Mirage, California. Such easement is to allow access to a proposed golf course. Federated owns all of the interests in the partnership which operates the business of the Ritz-Carlton Hotel (the "Hotel"), which is also located in Rancho Mirage, California. The partnership intends to transfer the Hotel to Olympus.

          In consideration for such easement, MCOP will receive Hotel amenity benefits which will be available to area lot owners for a fee.
Such amenities include, among other things, room service, maid service and use of the tennis center, health club, meeting rooms and swimming pool.
The availability of these amenities will be in the form of a covenant running with the land rather than a mere contract right and are not expected to be subject to the abrogation upon foreclosure or sale of the Hotel. MCOP also will agree not to develop a contemplated hotel-type facility on other real property it owns in the vicinity. Olympus will also receive a revocable parking license on certain other adjacent property of MCOP.

          The Company and KACC have an arrangement pursuant to which they reimburse each other for certain allocable costs associated with the performance of services by their respective employees, and KACC also pays to the Company amounts in respect of directors' fees for directors of KACC who are not employees of KACC and who are directors of the Company. During 1994, KACC paid a total of approximately $2.8 million to the Company pursuant to such arrangements and the Company paid approximately $0.7 million to KACC pursuant to such arrangements. Generally, the Company and KACC endeavor to minimize the need for reimbursement by ensuring that employees are employed by the entity to which the majority of their services are rendered.

          In April 1989, an action was filed against the Company, MGI, MAXXAM Properties Inc. ("MPI") and certain of the Company's directors in the Court of Chancery of the State of Delaware, entitled Progressive United Corporation v. MAXXAM Inc., et al., Civil Action No. 10785. Plaintiff purports to bring this action as a stockholder of the Company derivatively on behalf of the Company and MPI. In May 1989, a second action containing substantially similar allegations was filed in the Court of Chancery of the State of Delaware, entitled Wolf v. Hurwitz, et al. (No. 10846) and the two cases were consolidated (collectively, the "Zero Coupon Note" actions).
The Zero Coupon Note actions relate to a Put and Call Agreement entered into between MPI and Mr. Charles Hurwitz (Chairman of the Board of the Company, MGI and MPI), as well as a predecessor agreement (the "Prior Agreement"). Among other things, the Put and Call Agreement provided that Mr. Hurwitz had the option (the "Call") to purchase from MPI certain notes (or the common stock of the Company into which they were converted) for $10.3 million. In July 1989, Mr. Hurwitz exercised the Call and acquired 990,400 shares of the Company's common stock. The Zero Coupon Note actions generally allege that in entering into the Prior Agreement Mr. Hurwitz usurped a corporate opportunity belonging to the Company, that the Put and Call Agreement constituted a waste of corporate assets of the Company and MPI, and that the defendant directors breached their fiduciary duties in connection with these matters. Plaintiffs seek to have the Put and Call Agreement declared null and void, among other remedies.

          In May 1991, a derivative action entitled Progressive United Corporation v. MAXXAM Inc., et al. (No. 12111) ("Progressive United") was filed in the Court of Chancery, State of Delaware against the Company, Federated Development Company ("Federated"), MCOP and the Company's Board of Directors. The action alleges abuse of control and breaches of fiduciary obligations based on, and unfair consideration for, the Company's Agreement in Principle with Federated to (a) forgive payments of principal and interest of approximately $32.2 million due from Federated under two loan agreements entered into between MCOP and Federated in 1987 (and later assigned by MCOP to the Company), and (b) grant an additional $11.0 million of consideration to Federated, in exchange for certain real estate assets valued at approximately $42.9 million in Rancho Mirage, California, held by Federated (the "Mirada transactions"). Plaintiff seeks to have the Agreement in Principle rescinded, an accounting under the loan agreements, repayment of any losses suffered by the Company or MCOP, costs and attorneys fees.

          The following six additional lawsuits, similar to the Progressive United case, have been filed in Delaware Chancery Court challenging the Mirada transactions: NL Industries, et al. v. MAXXAM Inc., et al. (No. 12353); Kahn, et al. v. Federated Development Company, et al. (No. 12373); Thistlethwaite, et al. v. MAXXAM Inc., et al. (No. 12377); Glinert, et al.
v. Hurwitz, et al. (No. 12383); Friscia, et al. v. MAXXAM Inc., et al. (No. 12390); and Kassoway, et al. v MAXXAM Inc., et al. (No. 12404). The Kahn, Glinert, Friscia and Kassoway actions have been consolidated with the Progressive United action into In re MAXXAM Inc./Federated Development Shareholders Litigation (No. 12111); the NL Industries action has been "coordinated" with the consolidated actions; the Thistlethwaite action has been stayed pending the outcome of the consolidated actions. In January 1994, a derivative action entitled NL Industries, Inc., et al. v. Federated Development Company, et al. (No. 94-00630) was filed in the District Court of Dallas County, Texas, against the Company (as nominal defendant) and Federated. This action contains allegations and seeks relief similar to that contained in the In re MAXXAM Inc./Federated Development Shareholders Litigation. With respect to the In Re: MAXXAM Inc./Federated Development Shareholders Litigation, on February 10, 1995, the Court issued its decision disapproving a previously announced proposed settlement. With respect to the similar NL Industries Inc., et. al., v. Federated Development Co., et. al. action, the parties have agreed to stay this action in light of the In Re: MAXXAM Inc., Federated Development Shareholders litigation action.

          In July 1993, Mr. Wade purchased an approximate .42% interest in Sam Houston Race Park, Ltd. for $100,000. The right of Mr. Wade to purchase such interest was assigned to him by, and purchased from, a wholly owned subsidiary of the Company. His purchase was made at the same time and at the same price as the Company's purchase of its equity interest. In connection with Mr. Wade's purchase, the Company advanced him $50,000 which was repaid within approximately ten days with a cash payment of $50,000, and loaned Mr. Wade $50,000 evidenced by an unsecured promissory note, interest on which is payable monthly at an annual rate of 6%. Currently, the outstanding principal balance of the note is $20,000. The note is payable upon the earliest to occur of July 20, 1998 or Mr. Wade's termination of employment with the Company.

          During 1994, the Company and certain of its subsidiaries shared certain administrative and general expenses with Federated. Under these arrangements, Federated's obligation to the Company and its subsidiaries was approximately $174,267.

          During 1994, Federated and the Company shared office space leased by the Company. The obligations of Federated relating to 1994 under such sharing arrangement amounted to $27,813.

          Mr. Levin, a director of the Company, is a partner in the law firm of Kramer, Levin, Naftalis, Nessen, Kamin & Frankel, which provides legal services for the Company and its subsidiaries. The Company has been billed by such firm an aggregate of approximately $3,754,000 for fees and approximately $404,000 for disbursements and other charges with respect to legal services rendered by such firm during 1994 for the Company and its subsidiaries.

          On April 17, 1995, Sam Houston Race Park, Ltd. (the "Partnership"), SHRP Acquisition, Inc. and SHRP Capital filed a voluntary corporate petition under Chapter 11, Title 11, of the United States Bankruptcy Court for the District of Delaware. Since July 1993, Mr. Wade has served as a director, Vice President and Secretary of SHRP, the Partnership's sole general partner, and of SHRP Capital; Mr. Schwartz has served as a director and Executive Vice President of both SHRP and SHRP Capital; and Mr. Hurwitz has served as director and Chairman of the Board of SHRP, and as a director, Chairman of the Board and President of SHRP Capital.

          In August 1990, two real estate ventures holding unimproved real property in which Mr. Rosenberg was a general partner filed voluntary petitions for bankruptcy reorganization under Chapter 11 of the Code in the United States Bankruptcy Court for the Western Division of Texas. One reorganization plan was successfully confirmed and implemented. In the second filing, a plan has been confirmed.

          The Company reached an agreement as of December 1, 1991 with one of its wholly owned subsidiaries, Bering Holdings, Inc. ("Bering Holdings"), a Texas registered investment advisor. The agreement provides for an annual management fee equal to 1% of the average value of the accounts under management except for certain managed short-term investments for which Bering Holdings receives -1/2 of 1% per annum. The agreement also provides for an annual performance fee equal to 10% of the net gain in certain of the accounts. Management and performance fees accrued to be paid by the Company and its subsidiaries for 1994 were approximately $386,710 and $327,614, respectively. Bering Holdings also manages Federated investments pursuant to a similar arrangement. Management and performance fees accrued to be paid by Federated for 1994 were approximately $70,594 and $124,372, respectively.

          In January 1994, the Company entered into a commercial guaranty of payment (the "Guaranty") of a promissory note dated January 28, 1994, in the original principal amount of $150,000 issued by Mr. Pierno to Charter National Bank--Houston. The Guaranty is subject to an agreement between the Company and Mr. Pierno that any payment by the Company under the Guaranty shall be offset in like amount plus interest at 12% per annum from the date of payment on the Guaranty to the date of payment to the Company by Mr. Pierno. Such offset may be made from any payments due Mr. Pierno from the Company that lawfully may be the subject of such offset, including any payment under any compensation arrangement or employee benefit plan. The Guaranty was entered into by the Company for the convenience of Mr. Pierno and replaces a previous guaranty with substantially the same terms entered into in February 1993 in respect of a promissory note dated January 28, 1993.

          Pursuant to the terms of Mr. Pierno's employment agreement with the Company, his personal loans outstanding on the date of such agreement were forgiven at the rate of $15,000 per year beginning March 8, 1991 through March 8, 1995. At the time of the agreement, the Company had loaned an aggregate of $150,000 at 6% interest to Mr. Pierno. Upon expiration of Mr. Pierno's employment agreement on March 8, 1995, his principal balance on such loans was $75,000. As of February 28, 1995, the Company entered into an amendment of Mr. Pierno's promissory note evidencing such loans. The amendment further provides that installments of $18,750 be paid by Mr. Pierno on each of December 31, 1995, 1996 and 1997, with any remaining principal balance, together with accrued interest, to be paid in full on December 31, 1998. The amendment also provides that the loans be secured by any amounts to which Mr. Pierno may be entitled pursuant to the Company's Revised Capital Accumulation Plan. Mr. Pierno's employment agreement also provided for up to an additional $200,000 in loans to Mr. Pierno bearing interest at 6% per annum, with interest being payable monthly and principal being due December 15, 1994 (with prepayments due upon the exercise by Mr. Pierno of any SARs granted pursuant to the agreement or employee benefit plan). All of such amount was borrowed by Mr. Pierno. Such promissory note was also amended, extending the due date to December 15, 1998 and securing such loan with any amounts to which Mr. Pierno may be entitled pursuant to the Company's Revised Capital Accumulation Plan.

          Pursuant to the terms of Mr. Schwartz's employment agreement, his personal loans outstanding on the date of the agreement were forgiven at the rate of $20,000 per year beginning March 8, 1991 through March 8, 1995. The agreement also provided for additional loans to Mr. Schwartz, all of which were received by Mr. Schwartz in 1990. At year end 1994,
Mr. Schwartz's principal balance on such loans was $120,000 at 6% interest, with such interest payable monthly. $70,000 of principal on such loans was payable on demand and $50,000 was payable on December 15, 1994 (with prepayments due upon the exercise of certain SARs). The loans are secured
by real estate owned by Mr. Schwartz.   On January 25, 1995, the real
estate lien note evidencing such loans was amended to provide that the entire principal amount of $120,000 shall be payable upon demand. None of the other terms of the note was affected by the amendment. Currently, Mr. Schwartz has $100,000 in principal amount of loans outstanding.

          As of December 31, 1994, one executive officer of the Company not named in the Summary Compensation Table has a loan outstanding in the aggregate principal amount of $100,000 at an annual interest rate of 6%. Generally, such loan requires annual interest payments, is secured by real estate owned by the officer and is payable on demand.


             COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

          Based solely upon a review of such copies of Forms 3, 4 and 5 and any amendments thereto furnished to the Company with respect to its most recent fiscal year, and written representations from certain reporting persons that no Forms 5 were required, the Company believes that all filing requirements were complied with which were applicable to its officers, directors and greater than ten percent beneficial owners.


                               OTHER MATTERS

INDEPENDENT PUBLIC ACCOUNTANTS

          The Company has appointed Arthur Andersen LLP as its independent public accountants through the conclusion of the audit with respect to the Company's 1994 fiscal year. Representatives of Arthur Andersen LLP plan to attend the Annual Meeting of Stockholders and will be available to answer appropriate questions. Such representatives will also have an opportunity to make a statement at the meeting, if they so desire.

STOCKHOLDER PROPOSALS FOR THE 1996 ANNUAL MEETING OF STOCKHOLDERS

          Stockholder proposals intended to be presented at the 1996 Annual Meeting of Stockholders must be received at the Company's executive offices at 5847 San Felipe, Suite 2600, Houston, Texas 77057 by December 29, 1995 in order to be included in the Company's proxy statement and form of proxy relating to that meeting.

OTHER MATTERS

          The cost of mailing and soliciting proxies in connection with the Annual Meeting will be borne by the Company. The Company will, if requested, reimburse banks, brokerage houses and other custodians, nominees and certain fiduciaries for their reasonable expenses incurred in mailing proxy material to their principals. Proxies may be solicited by directors, officers and employees of the Company without special remuneration. The Company has retained Corporate Investor Communications, Inc. to assist in the distribution and solicitation of proxies at an estimated cost of approximately $4,300 (including expenses). In addition to the use of mails, proxies may be solicited by personal interviews, facsimile, telephone or telegraph.

          The persons designated to vote shares covered by management proxies intend to exercise their judgment in voting such shares on other matters that may properly come before the meeting. Management knows of no matters which will be presented for action at the meeting other than as referred to in this proxy statement.

                                      By Order of the Board of
                                      Directors


                                      /s/ Byron L. Wade

                                      BYRON L. WADE
                                      Secretary

April 25, 1995
Houston, Texas

================================

        Table of Contents

Notice of Annual Meeting of
Stockholders
Proxy Statement
     Election of Directors . . 1
     The Board of Directors and
          its Committees . . . 2
     Executive Officers and
          Directors  . . . . . 4
     Principal Stockholders. . 7
     Executive Compensation. . 9
     Compensation Committee
     Report on Executive
          Compensation . . . .17
     Performance Graph . . . .21
     Certain Transactions. . .22
     Compliance with Section
          16(a)of the Exchange
          Act  . . . . . . . .25
     Other Matters . . . . . .25

================================







          [MAXXAM Logo]






================================

  Notice of 1995 Annual Meeting
               and
         Proxy Statement

================================





            Important
 Please sign and date your proxy
 card and promptly return it in
      the enclosed envelope.







[Recyle logo appears here]
Printed on recycled paper.

[COMMON STOCK]

                                 MAXXAM INC.
                         5847 SAN FELIPE, SUITE 2600
                            HOUSTON, TEXAS  77057

         This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Charles E. Hurwitz and Anthony R. Pierno as proxies (each with power to act alone and with power of substitution) to vote as designated on the reverse side, all shares of Common Stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of MAXXAM Inc. to be held on May 17, 1995, and at any and all adjournments or postponements thereof.

     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS
DESIGNATED BY THE UNDERSIGNED.  IF NO CHOICE IS SPECIFIED, THE
PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEE TO THE
BOARD OF DIRECTORS AS SET FORTH IN THE PROXY STATEMENT.

               (Continued and to be signed on the reverse side)

                                         MAXXAM INC.
                                         P.O. BOX 11240
                                         NEW YORK, N.Y. 10203-0240

1. ELECTION OF DIRECTOR
     (a) FOR nominee listed
         /X/ WITHHOLD AUTHORITY   /X/ Stanley D. Rosenberg
             to vote for nominee      (for term expiring in 1995)

     (b) FOR nominee listed
         /X/ WITHHOLD AUTHORITY   /X/ Charles E. Hurwitz
             to vote for nominee      (for term expiring in 1995)

2. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof, hereby revoking any proxy or proxies heretofore given by the undersigned.

          FOR /X/   AGAINST /X/   ABSTAIN /X/

          Votes MUST be indicated
          (X) in Black or Blue ink.   /X/


                                             Address Change
                                             and/or Correction /X/

                                         PLEASE SIGN EXACTLY AS YOUR NAME
                                         APPEARS AT LEFT, IF STOCK IS HELD
                                         IN THE NAME OF MORE THAN ONE
                                         PERSON, EACH PERSON SHOULD SIGN.
                                         WHEN SIGNING AS ATTORNEY, EXECUTOR,
                                         ADMINISTRATOR, TRUSTEE OR GUARDIAN,
                                         PLEASE GIVE FULL TITLE AS SUCH.  IF
                                         A CORPORATION, PLEASE SIGN IN FULL
                                         CORPORATE NAME BY PRESIDENT OR
                                         OTHER AUTHORIZED OFFICER.  IF A
                                         PARTNERSHIP, PLEASE SIGN IN
                                         PARTNERSHIP NAME BY AUTHORIZED
                                         PERSON.

                                         Date:________________________1995

                                         _________________________________
                                                       Signature

                                         _________________________________
                                               Signature if held jointly

     Please complete, sign, date and return the proxy card promptly, using the enclosed envelope.

[PREFERRED STOCK]

                                 MAXXAM INC.
                         5847 SAN FELIPE, SUITE 2600
                            HOUSTON, TEXAS  77057

         This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Charles E. Hurwitz and Anthony R. Pierno as proxies (each with power to act alone and with power of substitution) to vote as designated on the reverse side, all shares of Class A $.05 Non-Cumulative Participating Convertible Preferred Stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of MAXXAM Inc. to be held on May 17, 1995, and at any and all adjournments or postponements thereof.

     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS
DESIGNATED BY THE UNDERSIGNED.  IF NO CHOICE IS SPECIFIED, THE
PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEE TO THE
BOARD OF DIRECTORS AS SET FORTH IN THE PROXY STATEMENT.

               (Continued and to be signed on the reverse side)

                                         MAXXAM INC.
                                         P.O. BOX 11240
                                         NEW YORK, N.Y. 10203-0240


PAGE

1. ELECTION OF DIRECTOR
     (a) FOR nominee listed
         /X/ WITHHOLD AUTHORITY  /X/ Charles E. Hurwitz
             to vote for nominee     (for term expiring in 1995)

2. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof, hereby revoking any proxy or proxies heretofore given by the undersigned.

     FOR /X/   AGAINST /X/   ABSTAIN /X/

     Votes MUST be indicated
     (X) in Black or Blue ink.   /X/

                                           Address Change
                                           and/or Correction /X/

                                         PLEASE SIGN EXACTLY AS YOUR NAME
                                         APPEARS AT LEFT, IF STOCK IS HELD
                                         IN THE NAME OF MORE THAN ONE
                                         PERSON, EACH PERSON SHOULD SIGN.
                                         WHEN SIGNING AS ATTORNEY, EXECUTOR,
                                         ADMINISTRATOR, TRUSTEE OR GUARDIAN,
                                         PLEASE GIVE FULL TITLE AS SUCH.  IF
                                         A CORPORATION, PLEASE SIGN IN FULL
                                         CORPORATE NAME BY PRESIDENT OR
                                         OTHER AUTHORIZED OFFICER. IF A
                                         PARTNERSHIP, PLEASE SIGN IN
                                         PARTNERSHIP NAME BY AUTHORIZED
                                         PERSON.

                                         Date:_____________________1995

                                         ______________________________
                                                       Signature
                                         ______________________________
                                               Signature if held jointly

     Please complete, sign, date and return the proxy card promptly, using the enclosed envelope.